SECOND AMENDMENT TO RIGHTS AGREEMENT

AMENDMENT, dated as of August 18, 2009 (this "Amendment"), to the Rights Agreement, dated as of September 15, 1998 and amended as of May 20, 2008 (the "Rights Agreement"), by and between The Quigley Corporation, a Nevada corporation (the "Company"), and American Stock Transfer & Trust Company, LLC as rights agent (the "Rights Agent"). Capitalized terms used but not defined herein shall have the meanings given to such terms in the Rights Agreement.

WITNESSETH

WHEREAS, Section 27 of the Rights Agreement provides that the Company may supplement or amend any provision of the Rights Agreement that it deems necessary or desirable without the approval of any holders of the Rights;

WHEREAS, the Board of Directors of the Company has resolved and determined that the following amendment is necessary and desirable and the Company desires to evidence such amendment in writing.

NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

1.           The second paragraph of the definition of “Acquiring Person” in Section 1(a) is hereby amended by striking the paragraph in its entirety and substituting the following in place thereof:

“Notwithstanding the foregoing, (i) no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person" (ii) if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a) or (b) pursuant to a Qualified Offer, then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement and (iii) Guy J. Quigley shall not be deemed an "Acquiring Person" for any purpose of this Agreement with respect to Beneficial Ownership of not more than 3,373,764 shares (together with such additional shares that may be obtained through the exercise of stock options granted to him prior to the date of this amendment that are outstanding as of the date hereof) of the Company's Common Stock, it being understood that the exception provided in this clause (iii) shall (x) not apply to any transferees who may acquire any securities from Mr. Quigley, and (y) not apply if Mr. Quigley together with his Affiliates and Associates is or becomes the Beneficial Owner of more than 3,373,764 shares (together with such additional shares that may be obtained through the exercise of stock options granted to him prior to the date of this amendment that are outstanding as of the date hereof) of the Company's Common Stock.”

2.           Section 1(c) is hereby amended and restated as follows:

(c)         “Beneficial Owner” or “Beneficial Ownership”  A Person shall be deemed the “Beneficial Owner” or possessing “Beneficial Ownership” of, and shall be deemed to “beneficially own”, any securities:

(i)           of which such Person or any of such Person’s Affiliates or Associates is considered to be a Beneficial Owner under Rule 13d-3 of the General Rules and Regulations under the Exchange Act (the “Exchange Act Regulations”) as in effect on the date hereof; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any securities under this Paragraph (i) as a result of an agreement, arrangement or understanding to vote such securities if such agreement, arrangement or understanding (A) arises solely from a revocable proxy given in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the Exchange Act and the Exchange Act Regulations, and (B) is not reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(ii)          which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate of such other Person) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between or among underwriters and selling group members with respect to a bona fide firmly committed public offering), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to the above Paragraph (i) or disposing of such securities;

(iii)         which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of conditions) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between or among underwriters and selling group members with respect to a bona fide firmly committed public offering), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that under this Paragraph (iii) a Person shall not be deemed the Beneficial Owner of, or to beneficially own, (A) securities tendered pursuant to a tender or exchange offer made in accordance with the Exchange Act or Exchange Act Regulations by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities that may be issued upon exercise of Rights at any time prior to the occurrence of an event set forth in Section 11(a)(ii), or (C) securities that may be issued upon exercise of Rights from an after the occurrence of an event set forth in Section 11(a)(ii), which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(c) or Section 22 hereof (the “Original Rights”) or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights; or

(iv)         which are the subject of a derivative transaction entered into by such Person, or derivative security acquired by such Person, which gives such Person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, without regard to whether (A) such derivative conveys any voting rights in such securities to such Person, (B) the derivative is required to be, or capable of being, settled through delivery of such securities, or (C) such Person may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of Common Stock deemed Beneficially Owned by virtue of the operation of this Section 1, the subject Person shall be deemed to Beneficially Own (without duplication) the number of Common Stock that are synthetically owned pursuant to such derivative transactions or such derivative securities. Common Stock deemed to be Beneficially Owned pursuant to the operation of this Section 1 is referred to herein as “Derivative Common Stock.”

Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

3.           This Amendment to the Rights Agreement shall be effective as of the date of this Amendment, and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

4.           Except as expressly amended hereby, the Rights Agreement shall remain unchanged and in full force and effect.

5.           This Amendment shall be deemed to be a contract made under the laws of the State of Nevada and for all purposes shall be governed by and construed and enforced in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York without reference to the choice of law provisions thereof.

6.           This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7.           If any term of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

[SIGNATURES ON FOLLOWING PAGE]

[SIGNATURE PAGE FOR AMENDMENT TO RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

THE QUIGLEY CORPORATION

By:
Name: Ted Karkus
Title: Chief Executive Officer

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC as Rights Agent

By:
Name: Herbert J. Lemmer
Title: Vice President